Exhibit 3.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “COLUMBIA LABORATORIES, INC.”, CHANGING ITS NAME FROM “COLUMBIA LABORATORIES, INC.” TO “JUNIPER PHARMACEUTICALS, INC.”, FILED IN THIS OFFICE ON THE SECOND DAY OF APRIL, A.D. 2015, AT 1:52 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TENTH DAY OF APRIL, A.D. 2015, AT 6:30 O’CLOCK P.M.

Jeffrey W. Bullock, Secretary of State
2113252 8100	AUTHENTICATION: 2259946
150459324	DATE: 04-02-15
You may verify this certificate online at corp. delaware. gov/authver. shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:55 PM 04/02/2015 FILED 01:52 PM 04/02/2015 SRV 150459324 - 2113252 FILE

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

COLUMBIA LABORATORIES, INC.

Columbia Laboratories, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, at a meeting held on March 26, 2015, adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Restated Certificate of Incorporation of the Corporation be amended by changing Article “FIRST” thereof so that, as amended, said Article shall read as follows:

“FIRST. The name of the Corporation is Juniper Pharmaceuticals, Inc.”

SECOND: The aforesaid amendment was duly adopted by the Board in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

THIRD: All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.

FOURTH: This Certificate of Amendment of Restated Certificate of Incorporation shall be effective on April 10, 2015 at 6:30 p.m. (Eastern Standard Time).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Frank C. Condella, its President and Chief Executive Officer, this 2nd day of April, 2015

COLUMBIA LABORATORIES, INC.

By:
Name:	Frank C. Condella, Jr.
Title:	President and Chief Executive Officer